Exhibit 10.3
STOCK PURCHASE AGREEMENT
          This Stock Purchase Agreement (this “Agreement”) is dated as of July 23, 2007, among CHANGING WORLD TECHNOLOGIES, INC., a Delaware corporation (the “Company”), STONEHILL OFFSHORE PARTNERS LIMITED, a Cayman Islands corporation (“Stonehill Offshore”), and STONEHILL INSTITUTIONAL PARTNERS, L.P., a Delaware limited partnership (“Stonehill Institutional” and together with Stonehill Offshore, the “Investors”).
          WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to sell to Stonehill Offshore, and Stonehill Offshore desires to purchase from the Company 175,438.60 shares (the “Stonehill Offshore Shares”) of common stock, par value $.01 (the “Common Stock”) of the Company and a warrant to purchase 99,041 shares of Common Stock (the “First Warrant”); and
          WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to sell to Stonehill Institutional, and Stonehill Institutional desires to purchase from the Company 175,438.60 shares (the “Stonehill Institutional Shares” and together with the Stonehill Offshore Shares, the “Shares”) of Common Stock and a warrant (together with the First Warrant, the “Warrants”) to purchase 99,042 shares of Common Stock.
          NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:
1. Purchase and Sale of the Shares. The Company hereby issues, sells and delivers to each Investor and each Investor hereby purchases, and accepts delivery of, the Shares and the Warrants.
2. Closing.
     2.1 The Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place at 10:00 a.m., New York City time, on the date hereof (the “Closing Date”), at the offices of Weil Gotshal & Manges, LLP, 767 Fifth Avenue, New York, New York 10153, unless another time, date or place is agreed to in writing by the parties hereto.
     2.2 Company Closing Deliveries. At the Closing, the Company shall deliver the following to each Investor:
          (a) A copy of the certificate of incorporation of the Company, as in effect immediately prior to the Closing, certified by its chief executive officer as being in effect as of the Closing Date;
          (b) A copy of the by-laws of the Company, certified by its chief executive officer as being in effect as of the Closing Date; and

          (c) A stock certificate issued to each Investor representing the Shares to be delivered to each such Investor; provided that the Company may deliver such certificate to each Investor within (5) days following the Closing in the event such certificate is not available for issuance on or prior to the Closing.
          (d) Duly executed Warrants in the form attached hereto as Exhibit A.
     2.3 Investor Closing Deliveries. At the Closing, each Investor shall deliver the following to the Company:
          (a) $12,500,000 (the “Purchase Price”) by wire transfer of immediately available funds to an account designated by the Company; and
          (b) A duly executed counterpart signature page to the Company’s stockholders agreement in the form attached hereto as Exhibit B (the “Stockholders Agreement”) agreeing to be bound by the terms thereof (as supplemented in Section 5.7 hereof).
3. Representations and Warranties of the Company. The Company represents and warrants to each Investor as follows in this Section 3.
     3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and corporate authority to (a) own, lease and operate its properties, (b) carry on its business as currently conducted by it and (c) execute and deliver, and perform under this Agreement and each other agreement and instrument to be executed and delivered by it pursuant hereto. True and complete copies of the certificate of incorporation of Company and all amendments thereof (the “Certificate of Incorporation”), and of the by-laws of the Company, as amended to date (the “By-Laws”), have been furnished to each Investor.
     3.2 Capitalization. After giving effect to the transactions contemplated herewith and taking into account, among other things, any and all anti-dilution rights of other stockholders of the Company relating to or arising from the sale of the Shares, the authorized capital of the Company will consist of (i) 4,500,000 shares of Common Stock, of which 3,547,063.411 shares are issued and outstanding, 391,599 shares are reserved for issuance under options and warrants which are issued and outstanding, 114,085 shares are reserved for issuance under options to be granted under the Company’s stock option plan, and 195,081 shares are reserved for issuance upon the conversion of the Series A Preferred Stock, and (ii) 445,081 shares of preferred stock, of which 195,081 shares are designated as Series A Preferred Stock, of which 195,081 shares are issued and outstanding, and of which 250,000 shares are undesignated. Except as described on Schedule 3.2 and as set forth above, (a) no shares of Common Stock are held in treasury; (b) there are no other issued or outstanding equity securities of the Company or other securities of the Company convertible or exchangeable at any time into equity securities of the Company; (c) there are no outstanding stock appreciation rights, phantom stock rights, profit participation rights, or other similar rights with respect to any capital stock of the Company; (d) the Company is not subject to any commitment or obligation that would require the issuance or sale of additional shares of capital stock of the Company at any time under options, subscriptions, warrants, preemptive rights, anti-dilution rights or other rights or obligations; (e) as a result of the transactions contemplated hereby, the Company is not obligated to issue any shares of Common Stock in respect of anti-dilution rights in favor of any shareholders of the Company; (f) as of the Closing Date and immediately thereafter, no individual or entity has, or may be entitled to, any rights to cause the Company to register any shares of capital stock held by them, other than pursuant to the Series A SPA, the Exchange Agreement and the Goldman SPA (each as defined below); and (g) the Company has not been party to any agreement, arrangement or understanding with respect to the issuance by the Company of shares of capital stock of the Company other than (i) the Securities Purchase Agreement between the Company and the investors set forth on Schedule A annexed thereto, dated as of October 24, 2002 (the “Series A SPA”), (ii) the Securities Exchange Agreement between the Company and Conagra Foods, Inc., dated as of July 21, 2005 (the “Exchange Agreement”), (iii) the Stock Purchase Agreement between the Company and Gas Research Institute, dated as of February 28, 2003, (iv) the Agreement between the Company and CWT Venture Group I LLC, CWT Venture Group II LLC and Eizel 33, LLC, dated as of October 6, 1998, (v) the Stock Purchase Agreement between the Company and GSFS Investments I Corp. (“Goldman”), dated September 30, 2005 (the “Goldman SPA”), (vi) the Stock Purchase Agreement between the Company and HCM-CWT Investments I, LLC dated September 20, 2006, (vii) the letter agreement dated April 13, 2005 regarding the issuance of shares of the Company’s Common Stock to certain affiliates of Apex Capital, LLC and Guggenheim Portfolio Company XIII, LLC, (viii) various subscription agreements of the Company in substantially the form attached hereto as Exhibit C, and (ix) pursuant to the Company’s 2002 Stock Option Plan. Each stockholder of the Company has executed a counterpart signature page to the Stockholders Agreement in the form attached hereto as Exhibit B, or to a more restrictive form of such stockholders agreement.
     3.3 Issuance of the Shares; Warrants. The issuance, sale and delivery of the Shares and the Warrants has been duly authorized by all necessary corporate action on the part of the Company. The Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrants Shares”), when so issued, shall be duly and validly authorized and issued, fully paid and nonassessable, and shall not be subject to any liens, encumbrances, rights of first refusal, claims or security interests, other than arising pursuant to applicable law (including securities laws) (collectively, “Liens”) and the Stockholders Agreement.
     3.4 Authority. The execution and delivery by the Company of this Agreement and of all of the agreements and other documents to be executed and delivered by the Company pursuant hereto (collectively, the “Company Documents”), the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Company and the Company has all necessary corporate power and corporate authority with respect thereto. This Agreement is, and when executed and delivered by the Company, each of the Company Documents will be, in each case assuming such documents are duly executed by the other parties thereto, the valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief, and other equitable remedies.

     3.5 Noncontravention. Neither the execution and delivery by the Company of this Agreement or the Company Documents, nor the consummation of any of the transactions contemplated hereby or thereby, nor the performance by the Company of any of its obligations hereunder or thereunder, will (nor with the giving of notice or the lapse of time or both would) (a) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws of the Company, each as amended to date, or (b) give rise to a default, or any right of termination, cancellation or acceleration, or otherwise be in conflict with or result in a loss of contractual benefits to the Company or any of its Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which it or any of the Company’s or any of its Subsidiary’s assets may be bound, or require any consent, approval or notice under the terms of any such document or instrument (other than such consents, approval or notices that are obtained or delivered prior to the Closing), or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority which is applicable to the Company or any of its Subsidiaries or (d) result in the creation or imposition of any Liens upon any of the Company’s or its Subsidiaries’ assets, the Common Stock or the Warrant Shares, or (e) interfere with or otherwise adversely affect the ability of the Company or its Subsidiaries to carry on their business after the Closing Date on substantially the same basis as it is now conducted or as proposed to be conducted. The provisions in Sections 5.5 and 5.6 of this Agreement are at least as favorable as such similar provisions in respect of the Company’s agreements with its existing stockholders.
     3.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company or its Subsidiaries is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares or Warrants hereunder, except such as has already been obtained.
     3.7 Litigation. Except as set forth on Schedule 3.7, there are no claims, suits or actions, or administrative, arbitration or other proceedings or governmental investigations, pending or, to the Company’s knowledge, threatened, adverse to the Company or its Subsidiaries, the transactions contemplated hereby or the business of the Company or its Subsidiaries or any of the assets of the Company or its Subsidiaries. There are no judgments, orders, stipulations, injunctions, decrees or awards in effect which relate to the Company or its Subsidiaries, this Agreement, the transactions contemplated hereby, the business of the Company or its Subsidiaries or any of the assets of the Company or its Subsidiaries, the effect of which is (a) to limit, restrict, regulate, enjoin or prohibit in any respect any business practice of the Company or its Subsidiaries in any area or (b) otherwise adverse to the business, condition, affairs, assets, capital stock or prospects of the Company or any of its Subsidiaries, financially or otherwise.
     3.8 No Violation of Law. Except as set forth on Schedule 3.8, to the knowledge of the Company, neither the Company nor its Subsidiaries are engaging in any activity or omitting to take any action as a result of which it is in violation of any material law, rule, regulation, zoning or other ordinance, statute, order, injunction or decree, or any other requirement of any court or governmental or administrative body or agency, material to (i) the Company or its

Subsidiaries, (ii) the business of the Company or its Subsidiaries or (iii) any assets of the Company or its Subsidiaries.
     3.9 Subsidiaries. There are no direct or indirect subsidiaries of the Company, other than (i) Resource Recovery Corporation, (“RRC”) a Delaware corporation, (ii) Thermal Depolymerization Process LLC, (“TDP”) a Delaware limited liability company, and (iii) Renewable Environmental Solutions, LLC, (“RES”) a Delaware limited liability company (together with RRC and TDP, the “Subsidiaries”). 100% of the capital stock of RRC and 100% of the total membership interests of RES and TDP are owned by the Company, free and clear of all Liens.
     3.10 Financial Statements. The Company has furnished to each Investor the audited consolidated balance sheet of the Company as of December 31, 2006 and the related audited statements of operations, shareholders’ equity and cashflows for the fiscal year then ended and its unaudited balance sheet and related statements of operations, shareholders’ equity and cashflows for the period ending March 31, 2007 (collectively, the “Financial Statements”). The Financial Statements: (a) are true, correct and complete; (b) have been derived from the books and records of the Company; (c) present fairly the consolidated financial condition and consolidated operating results of the Company as of the dates and for the periods indicated; and (d) have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis except for year-end audit adjustments and the absence of footnotes required under GAAP in the case of the unaudited financial statements. The Company maintains and will continue to maintain a system of accounting established and administered in accordance with GAAP.
     3.11 Absence of Changes. Except as otherwise set forth on Schedule 3.11, since December 31, 2006, there has not been (i) any material liability or obligation of any nature whatsoever (contingent or otherwise) incurred by the Company or its Subsidiaries, other than (a) liabilities incurred in the ordinary course of business and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, in the case of both clauses (a) and (b), individually or in the aggregate, are not material to the financial condition or operating results of the Company or its Subsidiaries; (ii) any material asset or property of the Company or its Subsidiaries made subject to a Lien of any kind; (iii) any waiver of any material valuable right of the Company or its Subsidiaries, or any cancellation of any material debt or claim held by the Company or its Subsidiaries; (iv) any sale, assignment or transfer of any tangible or intangible material asset of the Company or its Subsidiaries, except for sales, assignments or transfers in the ordinary course of business; (v) any loan by the Company or its Subsidiaries to any officer, director, employee, consultant or shareholder of the Company or its Subsidiaries, or any agreement or commitment therefor other than routine travel or relocation advances, or loans made in the ordinary course of business; (vi) any material damage, destruction or loss (whether or not covered by insurance) affecting the assets, property, business or prospects of the Company or its Subsidiaries; (vii) any change in the accounting methods, practices or policies followed by the Company or its Subsidiaries, including any change in depreciation or amortization policies or rates; or (viii) any off-balance sheet transactions.

     3.12 Property and Assets. The Company does not own any real property. The Company owns or has a valid leasehold interest in, all of the material properties and assets, used by it or located on its premises, including all properties and assets reflected in the Financial Statements, and except those disposed of since the date thereof in the ordinary course of business; none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance other than those material terms which are described in the Financial Statements. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound. The Company owns, or has a valid leasehold interest in, all assets necessary for the conduct of its businesses as presently conducted. Neither the Company nor any of its Subsidiaries are bound by, or subject to, any contract, agreement, arrangement or understanding that limits or restricts in any way the ability of any affiliates of the Company to conduct or engage in any business activities, except which are not material to the Company and its Subsidiaries, taken as a whole.
     3.13 Intellectual Property. The Company or its Subsidiaries own or have a valid, perpetual and exclusive license to use, or has a pending application for, all trademarks, service marks, trade names, service names, copyrights, patents, patent applications, know-how, methods, processes or other intellectual property, including, without limitation, rights to a technology known as Thermo-Depolymerization and Chemical Reformer (collectively, the “Intellectual Property”) that are required to conduct the Company’s business and operations as now conducted and as proposed to be conducted, all of which are, to Company’s knowledge, valid and in good standing and uncontested. Except as set forth on Schedule 3.13, the Company and its Subsidiaries have not received any notice or demand alleging that the Company or its Subsidiaries are infringing upon or otherwise acting adversely to any trademarks, service marks, trade names, service names, copyrights, patents, patent applications, know-how, methods, processes or other intellectual property of any other person or entity, and there is no claim, proceeding or action pending or, to the knowledge of the Company, threatened, with respect thereto. Except as set forth on Schedule 3.13, to the Company’s knowledge, no person or entity is infringing upon the rights or ownership interest of the Company or its Subsidiaries in the Intellectual Property.
     3.14 Taxes. The Company has filed or has obtained presently effective extensions with respect to all Federal, state, county, local and foreign tax returns which are required to be filed by it, such returns are true and correct and all taxes shown thereon to be due have been timely paid.
     3.15 Insurance. The Company maintains such types and amounts of insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons or entities engaged in the same or similar business as the Company.
     3.16 Securities Laws. Based in part upon the representations of each Investor, the issuance, sale and delivery of the Shares pursuant to this Agreement and the Certificate of Incorporation of the Company shall be exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”).

     3.17 Related Party Transactions. (a) Set forth on Schedule 3.17(a) is a true and complete list of all obligations and transactions (i) between the Company and its Subsidiaries, on the one hand, and any affiliate of the Company and its Subsidiaries, on the other hand, or (ii) between the Company and its Subsidiaries, on the one hand, and any of the officers, directors, equity holders or employees, or any of the affiliates or associates (each term as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the Company and its Subsidiaries, on the other hand. Except as set forth on Schedule 3.17(a), to the knowledge of the Company, no officer or director of the Company or person who owns at least 5% of the outstanding equity of the Company (nor any parent, child or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has, (i) any interest or involvement in any entity which provided or sold, or provides or sells, services or products which any of the Company or its Subsidiaries provides or sells, or proposes to provide or sell or (ii) any interest or involvement in any entity which purchases from or sells or provides to, any of the Company or its Subsidiaries, any goods or services; provided, that ownership of no more than five percent of the outstanding voting stock of a publicly traded corporation in and of itself shall not be deemed an interest in any entity for purposes of this Section 3.17.
     (b) Each transaction set forth on Schedule 3.17(a) is on terms that are, in the Company’s reasonable estimation, at least as favorable to the Company as would be available with independent third parties dealing at arms’ length.
     3.18 Brokers; Commissions; Investment Banking Services. Except for Imperial Capital, none of the Company or its Subsidiaries or any of their respective officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions with the Investors contemplated by this Agreement.
4. Representations and Warranties as to Investors. Each Investor represents and warrants to the Company as follows:
     4.1 Investment. Each Investor is acquiring the Shares, the Warrants and the Warrant Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with a present intention of distributing or selling the same, except for distributions or sales pursuant to a registration statement or in which an exemption from registration exists for any such distribution or sale.
     4.2 Authority. The execution and delivery by each Investor of this Agreement and of all of the agreements and other documents to be executed and delivered by each Investor pursuant hereto (collectively, the “Investor Documents”), the performance by each Investor of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of each Investor, and each Investor has all necessary power and authority with respect thereto. This Agreement is, and when executed and delivered by the Investors, each other Investor Document will be, the valid and binding obligation of each Investor enforceable in accordance with the respective terms thereof, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief, and other equitable remedies.
     4.3 Experience. Each Investor acknowledges that (i) an investment in the Shares, the Warrants and the Warrant Shares is highly speculative and involves a high degree of risk and that each Investor can bear the loss of its investment hereunder and (ii) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares.
     4.4 No Market for the Shares. Each Investor understands that there is no market for any of the Shares, the Warrants or the Warrant Shares nor is there any assurance that one will develop in the near future, and that the Shares, the Warrants and the Warrant Shares have limited transferability.
     4.5 Accredited Investor. Each Investor is an “Accredited Investor” within the definition set forth in Rule 501(a) of the Securities Act.
     4.6 Legend. Each Investor understands that the certificate(s) representing the Shares and any Warrant Shares will bear a restrictive legend thereon substantially as follows:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS, AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED UNDER RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, DISTRIBUTED OR OTHERWISE DISPOSED OF IN ANY MANNER UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS, OR UNLESS THE REQUEST FOR TRANSFER IS ACCOMPANIED BY A FAVORABLE OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT THE TRANSFER WILL NOT RESULT IN A VIOLATION OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.”
          The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares and any Warrant Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Shares or Warrant Shares are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in reasonably acceptable form to the Company’s counsel, to the effect that such sale, assignment or transfer of the Shares or Warrant Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder represents to the Company that such holder’s counsel has advised holder that the Shares can be sold, assigned or transferred pursuant to Rule 144(k) under the Securities Act.
5. Covenants
     5.1 Information Rights.
          (a) If the Company delivers any regularly prepared reports to Conagra Foods, Inc. (whether pursuant to the Exchange Agreement or otherwise) or to Goldman (pursuant to the Goldman SPA or otherwise) regarding the Company’s or its Subsidiaries’ corporate financial condition, the Company will deliver the same reports and statements to each Investor simultaneously.
          (b) The Company shall deliver to each Investor (to the extent that the Company has not delivered the reports to such Investor under Section 5.1(a)) any annual or quarterly financial statements or reports of the Company and its Subsidiaries on a consolidated basis prepared from time to time by or on behalf of the Company simultaneously with delivery of such financial statements or reports to Conagra Foods, Inc. or Goldman.
          (c) The rights in this Section 5.1 shall terminate upon the earlier of the initial public offering of securities of the Company or any time at which the Company is otherwise required to file public periodic reports with any governmental authority.
     5.2 Restrictions on Transfer. Each Investor agrees that it will not sell, assign or transfer the Shares in violation of the Securities Act, any other applicable state or foreign securities laws (“Other Securities Laws”) or the Stockholders Agreement and understands that it cannot sell, assign or transfer the Shares unless the Shares are registered under the Securities Act or Other Securities Laws or an exemption from such registration is applicable to such sale, assignment or transfer.
     5.3 Holdback. In the event of any registration of shares of Common Stock in connection with an underwritten public offering, each Investor agrees not to effect any sale of any shares of Common Stock or any common stock equivalents (in each case, other than as part of such public offering) during the 14 days prior to the effective date of such registration statement (except as part of such registration statement) or during the period after such effective date as reasonably required by the managing underwriter of an underwritten offering, but in no event longer than the earlier of (i) the shortest period applicable to the officers, directors and stockholders (other than the holders of the Shares) holding 5% or more of the capital stock of the Company or (ii) 180 days.
     5.4 Expenses. Each party shall pay all of its own costs in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.
     5.5 Anti-Dilution.
          (a) In the event that the Company shall at any time or from time to time after the date hereof, issue, grant or sell any Additional Stock (as defined in Section 5.6(b), but for the purposes of this Section 5.5, such definition shall not include the items set forth in clause (i) of Section 5.6(b)) for a consideration, exercise or conversion price per share (as the case may be, the “Anti-Dilution Price”) less than the then current Effective Price (as defined below), then, in connection with such issuance, the Company shall issue to each Investor, without any additional consideration paid by such Investor, additional shares of Common Stock (such shares, the “Anti-Dilution Shares”) such that after the issuance of the Anti-Dilution Shares, the Effective Price of the shares of Common Stock owned by each Investor shall equal such Anti-Dilution Price.
          “Effective Price” means the Purchase Price divided by (i) the Shares and (ii) the number of shares of Common Stock acquired pursuant to this Section 5.5. The initial Effective Price shall be $71.25 per share.
          (b) The Company (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for issuance of additional shares of Common Stock to each Investor in accordance with the provisions of Section 5.5(a) above are at all times reserved by the Company (or any successor corporation), free from preemptive rights, for such issuance.
          (c) Whenever the Company shall take any of the actions specified in this Section 5.5 which would result in any adjustment in the Effective Price, the Company shall give notice to each Investor, which notice shall be made within 10 days after the effective date of such adjustment and shall state the adjustment and the Effective Price. Notwithstanding the foregoing notice provisions, failure by the Company to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Company.
          (d) For the purpose of any computation to be made in accordance with Section 5.5(a), the following provisions shall apply:
          (i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.
          (ii) In the case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the fair market value of the consideration as determined in good faith by the Board of Directors of the Company plus the amount of cash, if any.

          (iii) In the case of the issuance of options, rights, or warrants to purchase or subscribe for shares of Common Stock, securities convertible into or exchangeable for shares of Common Stock, or options, rights or warrants to purchase or subscribe for any such convertible or exchangeable securities, the following provisions shall apply:
          (A) The effective price for the issuance, grant or sale of any options, rights or warrants shall be deemed to be the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance plus the consideration, if any, received by the Company in connection with the sale or issuance of such options, rights or warrants; provided, however, that upon the termination of such options, rights or warrants, if any thereof shall not have been exercised, the Effective Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had such adjustment been made on the basis of the issuance only of shares of Common Stock actually issued or issuable upon the exercise of those options, rights or warrants as to which the exercise of rights shall not have expired or terminated unexercised.
          (B) The effective price for the issuance, grant or sale of any convertible or exchangeable securities shall be deemed to be the consideration received by the Company in connection with the sale of such securities plus the consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the Effective Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had such adjustment been made on the basis of the issuance only of shares actually issued or issuable upon the conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.
          (C) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in Section 5.5(d)(iii)(A), or in the price per share at which the securities referred to in Section 5.5(d)(iii)(B) are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

          (e) In case the Company shall pay or make a dividend or other distribution to all holders of its Common Stock in shares of Common Stock, the Effective Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Effective Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, and the denominator of which shall be the sum of the numerator and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day next following the date fixed for such determination. For the purposes of this Section 5.5(e), the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company.
          (f) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Effective Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Effective Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.
          (g) Anything contained in this Section 5.5 to the contrary notwithstanding, the rights granted under this Section 5.5 shall terminate and be of no further force or effect upon earlier of (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act covering the offer and sale of Common Stock for the account of the Company in which the per share price is based on a pre-offering valuation of the Company of not less than $60,000,000 or (ii) upon any merger, or consolidation of the Company with or into another entity where the stockholders of the Company immediately prior to such event hold less than a majority of the outstanding voting power of the surviving or consolidated entity, other than a merger for the sole purpose of effecting a reorganization or change in domicile of the Company.
     5.6 Right of First Offer.
          (a) Subject to the terms and conditions set forth below, from the date hereof until such time as the Company effectuates an offering of its Common Stock to the public, each Investor shall have the right of first offer to purchase, on a pro rata basis, any Additional Stock which the Company may, from time to time, propose to issue and sell. Each Investor’s pro rata share, for purposes of this right of first offer, shall be determined by dividing (x) the total number of shares of Common Stock which are owned by such Investor or obtainable by such Investor upon exercise of any Warrants, by (y) the total number of shares of outstanding Common Stock on a fully-diluted basis. The failure by any Investor to exercise its right of first offer with respect to any particular issuance shall not affect in any way such right with respect to any subsequent issuance.

          (b) The term “Additional Stock” shall mean Common Stock or options, warrants or other rights to acquire or securities convertible into or exchangeable for shares of Common Stock, including shares held in the Company’s treasury, but shall not include (i) securities offered to the public pursuant to a registration statement approved by the Board of Directors of the Company and filed with the Commission for a public offering and sale of securities of the Company, (ii) securities issued for the acquisition of another corporation or other entity by merger, purchase of all or substantially all of the assets of such other corporation or other entity or other reorganization resulting in the ownership by the Company of not less than 51% of the voting power of such other corporation or entity; provided that such transaction is approved by a majority of the disinterested directors of the Company, (iii) options to purchase up to 150,000 shares (as equitably adjusted for stock split, stock dividend, conversion or reclassification) of Common Stock pursuant to the Company’s 2002 Stock Option Plan and any options to purchase shares of Common Stock issued pursuant to the Company’s future stock option plans or similar plans approved by the Board of Directors and the stockholders of the Company, but only to the extent that not more than 15% of the options to purchase Common Stock subject to any one such plan are issued to any one person or entity (including his or its respective affiliates, as the case may be), (iv) securities issued as a result of any stock split, stock dividend, conversion or reclassification of Common Stock, distributable on a pro rata basis to all holders of Common Stock, (v) securities issued as a result of any stock split, stock dividend or reclassification of Series A Preferred Stock, (vi) securities issued to any unaffiliated and independent third party lenders pursuant to any bank financing arrangement approved by the Board of Directors (including any securities issued upon exercise of such securities), (vii) securities sold to stockholders of the Company pursuant to a general rights offering to all stockholders, offered on a pro rata basis, (viii) securities issuable upon exercise of options, warrants or other rights to acquire or securities convertible into or exchangeable for shares of Common Stock that are currently outstanding, (ix) securities issued to directors of the Company solely as compensation for service to the Company as a director up to a maximum of 10,000 shares of Common Stock per director (as equitably adjusted for stock split, stock dividend, conversion or reclassification), (x) securities issued upon exercise or conversion of any Additional Stock or (xi) securities issued in connection with any anti-dilution rights of any other stockholder of the Company.
          (c) In the event the Company intends to issue any Additional Stock, it shall give each Investor written notice (“First Offer Notice”) of such intention, describing the type of Additional Stock to be issued, the price thereof and the general terms upon which the Company proposes to effect such issuance. Each Investor shall have twenty (20) days (unless a shorter period of time is agreed upon by such Investor) from the date of any such First Offer Notice (the “Initial Exercise Period”) to agree to purchase its pro rata share of such Additional Stock for the purchase price and upon the terms and conditions specified in the Company’s First Offer Notice by giving written notice to the Company stating the quantity of Additional Stock to be so purchased. In the event there is a material change in the terms upon which Additional Stock is offered by the Company following delivery of the First Offer Notice, the Company will issue a new First Offer Notice and each Investor will have the longer of (i) the remainder of the Initial Exercise Period or (ii) ten (10) days from the date of issuance of the new First Offer Notice to deliver a new notice of irrevocable acceptance to purchase the Additional Stock on the new terms specified in such new First Offer Notice. Any change to the economics of the offer will be considered material.

          (d) If an Investor does not elect to purchase all of the Additional Stock so offered, the Company shall have the right to sell the unsold Additional Stock to any third party within ninety (90) days after the date of the First Offer Notice at a purchase price not less than, and upon terms and conditions not more favorable than, the purchase price and terms and conditions set forth in the First Offer Notice. If the Company shall not sell all of the Additional Stock within such ninety (90) day period, such Additional Stock shall again be subject to the terms, conditions and restrictions set forth in this Section 5.6.
          (e) For convenience in administration, the Company may offer and sell Additional Stock covered by the right provided in Section 5.6 without first offering such securities to the Investors, so long as such Investors are given prior notice of such sale and the opportunity to purchase their pro rata amount (which shall be calculated after giving effect to such issuance to Investor of its pro rata amount) within twenty (20) days after the close of the sale of the Additional Stock.
     5.7 Disclosure of Investment; Press Releases. The Company, on the one hand, and each of the Investors, on the other hand, agree that they will not, (a) except as may be necessary or desirable in connection with a request by a governmental agency, regulatory or supervisory authority, stock exchange or court or as required by law, and in the case of each Investor only, other than to affiliates, members or co-investors of such Investor and employees of such Investor or its affiliates, members or co-investors, publicly disclose the transactions contemplated by the Agreement or any of the terms hereof without the prior consent of such Investor, on the one hand, and the Company, on the other hand, or (b) use in advertising or publicity the name of any party hereto, or any partner or employee of such party hereto or any of its respective affiliates, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the other party hereto or any of its respective affiliates, in either case without the prior written consent of such party; provided, however, that each Investor may describe the transactions contemplated hereby in any promotional literature prepared by or on behalf of such Investor. From and after the date hereof, neither the Company nor any of its Subsidiaries will represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by the Investors or any of their affiliates without the prior written consent of each such Investor.
     5.8 Stockholders Agreement. Notwithstanding the terms of the Stockholders Agreement, the Company agrees not to exercise its right of first refusal (and Investor shall not have to comply with Article III of the Stockholders Agreement) with respect to the Shares to the extent that an Investor Transfers (as defined in the Stockholders Agreement) the Shares to any of its Affiliates (as defined in the Stockholders Agreement). For avoidance of doubt, if the Company does not exercise its option to purchase the Shares for any proposed Transfer by such Investor pursuant to which Article III of the Stockholders Agreement applies, such Transfer will be deemed a permissible Transfer under Section 2.3 thereof.
     5.9 Registration Rights. Following the Closing, the Company, the Investors and certain existing stockholders of the Company will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Investors will be granted registration rights on the same terms as the other stockholders of the Company party thereto. If the existing stockholders do not agree to be bound by the terms of the Registration Rights

Agreement, the Investors will receive a separate agreement pursuant to which the Investors will be granted registration rights on the same terms as the registration rights with the most favorable terms that have been granted to any existing stockholder.
     5.10 Participation on Board of Directors. The Investors shall collectively have the right to designate a member of the Board of Directors if:
          (a) by June 30, 2008, the Company has not started construction of processing plants with at least 600 tons per day of aggregate processing capacity;
          (b) by June 30, 2009, the Company has not completed construction of processing plants with at least 600 tons per day of aggregate processing capacity; or
          (c) by June 30, 2009, the Company has not started construction of processing plants with at least 1,500 tons per day of aggregate processing capacity.
If any of (a), (b) or (c) occur, the Company shall cause the individual designated by the Investors pursuant to this Section 5.10 to be nominated to serve as a director on the Board of Directors, and shall take all other necessary actions (including calling a special meeting of the Board of Directors and/or stockholders) to ensure that the size and composition of the Board of Directors permits such designee to be elected to the Board of Directors.
6. Miscellaneous.
     6.1 All communications hereunder will be in writing and, except as otherwise provided, will be delivered at, or mailed by certified mail, return receipt requested, or telegraphed to, the following addresses:
If to the Company, to:
Changing World Technologies, Inc.
460 Hempstead Avenue
West Hempstead, New York 11552
Attn: Brian S. Appel
with a copy to:
Michael A. King
Weil, Gotshal & Manges, LLP
767 Fifth Avenue
New York, NY 10153
If to the Investors, to:
c/o Stonehill Capital Management LLC
885 Third Avenue
30th Floor
New York, NY 10022

Attn: Wayne Teetsel
with a copy to:
[                    ]
     6.2 This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. Each Investor and the Company (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement, shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, unless such court shall have refused such jurisdiction, (2) waives any objection which each Investor or the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each Investor and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon each Investor or the Company, as the case may be, mailed by certified mail to such Investors’ addresses or the Company’s address, as the case may be, set forth in Section 6.1 above shall be deemed in every respect effective service of process upon each Investor or the Company, as the case may be, in any such suit, action or proceeding.
     6.3 Each party hereto agrees to use its reasonable best efforts to take any action which may be necessary or appropriate or reasonably requested by the other party hereto in order to effectuate or implement the provisions of this Agreement.
     6.4 Except for an assignment by each Investor of its rights and obligations hereunder to any of its Affiliates (as defined in the Stockholders Agreement), this Agreement is not assignable by either party hereto without the consent of the other party hereto. The rights and obligations of the parties under this Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns.
     6.5 The representations and warranties made by the each Investor in Section 4 or in any document or instrument delivered pursuant hereto shall survive the Closing Date indefinitely.
          The representations and warranties made by the Company in Section 3 shall survive the Closing Date for a period of two years except for the representations and warranties in Sections 3.1, 3.2, 3.3 and 3.4 which shall survive the Closing Date indefinitely.
     6.6 The parties hereto acknowledge that money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.
     6.7 This Agreement may be executed in separate counterparts, all of which shall constitute one agreement.
[Signature page follows]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

CHANGING WORLD TECHNOLOGIES, INC.

By:
Name: Steven Carlson
Title: Chief Financial Officer

INVESTORS:

STONEHILL OFFSHORE PARTNERS LIMITED

By Stonehill Capital Management LLC, Its Adviser

By Name: Wayne Teetsel
Title: Managing Member

STONEHILL INSTITUTIONAL PARTNERS, L.P.

By Stonehill Capital Management LLC, Its Adviser

By
Name: Wayne Teetsel
Title: Managing Member
CWT/STONEHILL PURCHASE AGREEMENT